UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, Intrexon Corporation (the “Company”) announced that Andrew J. Last has been appointed as Chief Operating Officer of the Company, effective as of August 29, 2016. Dr. Last will report directly to Geno J. Germano, the Company’s President.

Dr. Last, 56, previously served as an Executive Vice President at Affymetrix, Inc., a leading provider of cellular and genetic analysis products, from 2010 until its acquisition by Thermo Fisher Scientific Inc. as of March 31, 2016. During his tenure at Affymetrix he had held the roles of Chief Commercial Officer, General Manager and Chief Operating Officer. Before joining Affymetrix, Dr. Last served as Vice President, Global and Strategic Marketing of BD Biosciences and as General Manager of Pharmingen from 2004 to 2010. From 2002 to 2004, Dr. Last held senior management positions at Applied Biosystems, Inc., including as Vice President and General Manager from 2003-2004 and Vice President of Marketing 2002-2003. Earlier in his career, Dr. Last served in a variety of senior management positions at other companies, including Incyte Genomics and Monsanto. Dr. Last has served on the Board of Directors of OncoCyte Corporation, a company focused on non-invasive cancer diagnostics, since December 2015. Dr. Last holds Ph.D. and MS degrees with specialization in Agrochemical Chemicals and Bio-Aeronautics, respectively, from Cranfield University, and a BS degree in Biological Sciences from the University of Leicester in the United Kingdom.

As provided in an offer letter and a Confidentiality and Proprietary Rights Agreement to which the Company and Dr. Last are parties, Dr. Last will receive annualized cash compensation of $550,000 and an initial stock option grant of 600,000 shares of Company common stock, vesting over four years in 25% increments. Dr. Last is eligible to participate in the Company’s employee benefits programs consistent with other senior executives of the Company.

A copy of the press release announcing his appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter, dated as of August 5, 2016

99.1	Press release of Intrexon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of August 5, 2016

99.1	Press release of Intrexon Corporation.